EXHIBIT 10.3

November 22, 2021

NaturalShrimp Incorporated

5501 LBJ Freeway

Suite 450

Dallas, TX 75240

Attn: Gerald Easterling

VIA ELECTRONIC MAIL

            Re:  Waiver

Dear Mr. Easterling:

Reference is made to that certain Securities Purchase Agreement, dated as of April 14, 2021 (the “Purchase Agreement”), between NaturalShrimp Incorporated (the “Company”) and GHS Investments LLC (the “Purchaser” and together with the Company, the “Parties”) and to those certain warrants issued to the Purchaser pursuant to the terms of Purchase Agreement (the “Warrant”).   Defined terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement or the Warrant, as applicable.

Further reference is made to (i) the Company’s proposed sale of 1,500 shares of its Series E Convertible Preferred Stock (“Series E”) and a warrant to purchase shares of Common Stock of the Company to Streeterville Capital, LLC and/or an affiliate thereof (Streeterville Capital LLC and/or affiliates thereof shall be referred to herein collectively as “Streeterville”), with an exercise price of $0.75, pursuant to the terms of a related Securities Purchase Agreement (the “November SPA”) (the “Preferred Financing”); and (ii) the Company’s proposed assumption of a principal amount of indebtedness of up to $16,320,000 to be advanced by Streeterville to the Company promptly following the execution of the November SPA pursuant to the terms of a Securities Purchase Agreement (or similar governing document), on substantially the terms set forth on Exhibit A hereto (the “Debt Financing”).

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser hereby:

1.	waives the notice provisions set forth in Section 4.12 of the Purchase Agreement for the Preferred Financing and the Debt Financing; and

2.

waives the right, as provided in Section 4.11 of the Purchase Agreement and Section 7(b) of the Certificate of Designation governing the Series E, if applicable, to exchange shares of Series E preferred stock held by the Purchaser for securities issued in the Debt Financing (it being acknowledged that no other rights, including, but not limited to, any anti-dilution or ratchet right, provided in such Sections shall be affected).

3.	declines participation in the Preferred Financing and the Debt Financing.

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The waivers provided herein shall not be effective unless the November SPA is executed (based on the November SPA previously provided to Purchaser) and issuance of the Series E occurs on or prior to four business days following the execution and delivery of this letter agreement

For the avoidance of doubt and for purposes of further clarification, upon the execution of the November SPA and issuance of the Series E prior to four business days following the execution and delivery of this letter agreement, (i) the Debt Financing shall close thereafter (i.e. shall not need to close within four days) but in any event not greater than 30 calendar days from the date hereof and (ii) there shall be no participation in the Debt Financing by GHS or any other third party other than Streeterville without prior written notice to Purchaser.

The Company hereby acknowledges and agrees that the Purchaser’s agreement to this Waiver is contingent upon:  (i) the downward adjustment of the exercise price on the 10,000,000 common stock purchase warrants of the Company held by the Purchaser to equal the conversion price of the Series E preferred stock issued pursuant to the November SPA, (ii) the registration for resale of any shares issuable upon exercise of Company warrants referred to in (i) above or (iii) below on the same registration statement filed to register any securities issued pursuant to the November SPA, or at Purchaser’s option, any subsequent registration statement filed by the Company, and (iii) the new issuance to Purchaser of warrants to purchase 3,739,000 shares of the Company’s common stock, with an exercise price of $0.75 (which shall not ratchet based on the November SPA financing, but may ratchet, if applicable, based on the Debt Financing), in the form issued in connection with the November SPA.

The waiver set forth herein constitutes a one-time waiver only and is limited to the matters expressly waived as set forth herein and should not be construed as an indication that the Purchaser has agreed to any modifications to, consent of, waiver or forbearance of any other terms or provisions of the Purchase Agreement, Warrant, or any other agreement, instrument or security.

The Company hereby represents, warrants, covenants and agrees to the Purchaser that nothing contained herein or otherwise disclosed to the Purchaser or any of its affiliates by the Company, orally or in writing, constitutes or may constitute material non-public information. Effective upon the Disclosure Filing (as defined below), the Company shall have disclosed all material non-public information (if any) provided up to the date hereof to the Purchaser or any of its affiliates by the Company or any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not previously been publicly disclosed by the Company in a filing with the Securities and Exchange Commission.  The Company understands and confirms that the Purchaser shall be relying on the foregoing representation, warranty and covenant in effecting transactions in securities in the Company.

The Company hereby represents, warrants, covenants and agrees to the Purchaser that, effective upon the Disclosure Filing, (i) the Purchaser and each of its affiliates has no confidentiality or similar obligation under any agreement to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent and (ii) the Purchaser and each of its affiliates has made no agreement to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent to not transact in any securities of the Company.

The Company shall file a Form 8-K with the Commission disclosing the terms of the waiver herein (and including the Waiver as an exhibit thereto) by 9:00 a.m. EST on the trading day immediately following the execution of the November SPA (the “Disclosure Filing”).

In connection with this Waiver, the Company shall reimburse the Purchaser the amount of $12,500 for legal fees and expenses of the Purchaser which shall be paid prior to the date hereof.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law principles.  Any dispute arising under or relating to or in connection with this letter agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New York.  This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

[remainder of page intentionally blank]

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Very truly yours,

GHS Investments LLC

By:
Name:
Title:

Acknowledged and Agreed:

NaturalShrimp Incorporated

By:
Name:
Title:

[signature page to SHMP Waiver]

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EXHIBIT A

TERM SHEET FOR DEBT FINANCING

(attached)

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